Exhibit 10.3

CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT

THIS CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of October 31, 2006 by and among THE BRICKMAN GROUP, LTD., a Delaware corporation (the “Borrower”), BRICKMAN GROUP HOLDINGS, INC., a Delaware corporation (“Holdings”), ANTARES CAPITAL CORPORATION, a Delaware corporation, as Agent under the Credit Agreement referred to below, the “Lenders” party to the Credit Agreement referred to below and each of the other entities who are signatories hereto under the heading “Loan Parties” on the signature pages hereto (such entities, together with Borrower and Holdings, are sometimes referred to herein collectively as the “Loan Parties” and each individually as a “Loan Party”).

W I T N E S S E T H:

WHEREAS, Borrower, Agent, General Electric Capital Corporation, as Syndication Agent and a Lender, LaSalle Bank National Association, as Documentation Agent and a Lender, Harris N.A. (formerly known as Harris Trust and Savings Bank), as Co-Agent and a Lender, and the other Lenders have entered into that certain Credit Agreement dated as of December 20, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, pursuant to the terms of that certain Asset Purchase Agreement dated as of October 31, 2006 (as in effect on the date hereof, the “Groundmasters Acquisition Agreement”) among Borrower, Brickman Bengals, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Borrower (“Buyer”), Groundmasters, Inc., an Ohio corporation (“GM Inc.”), Groundmasters, LLC, an Ohio limited liability company (“GM LLC”; GM Inc. and GM LLC are sometimes referred to herein collectively as “Seller”), and Michael G. Rorie, an individual, Buyer has agreed to acquire substantially all of the assets of, and assume certain of the liabilities of, Seller (the “Groundmasters Acquisition”);

WHEREAS, Borrower has requested that Agent and Lenders consent to the Groundmasters Acquisition on the terms as set forth in the Groundmasters Acquisition Agreement, and the Agent and Lenders have agreed to consent to the Groundmasters Acquisition on such terms as of the date hereof, subject to the terms and conditions set forth in this Amendment; and

WHEREAS, the parties to the Credit Agreement desire to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

2. Consents and Other Agreements.

(a) Agent and Lenders hereby consent to Borrower’s creation of Buyer to consummate the Groundmasters Acquisition. Furthermore, Agent and Lenders hereby consent to the Groundmasters Acquisition on the terms set forth in the Groundmasters Acquisition Agreement and, notwithstanding any requirement contained in the definition of “Permitted Acquisition,” as such term is defined in the Credit Agreement, Agent and Lenders hereby agree that the Groundmasters Acquisition shall be deemed to be a Permitted Acquisition.

(b) Agent and Lenders hereby consent to Borrower forming Buyer and using the proceeds of the Revolving Loan funded on the date hereof to make a capital contribution to Buyer, so long as Buyer immediately uses the proceeds thereof to pay the Cash Consideration (as defined in the Groundmasters Acquisition Agreement) on the date hereof and to pay all transaction fees, costs and expenses incurred by Buyer and/or Borrower in connection with the consummation of the Groundmasters Acquisition; provided, however, that all of the conditions to funding such Revolving Loan set forth in Section 2.2 of the Credit Agreement are satisfied.

(c) Notwithstanding anything to the contrary contained in the Credit Agreement or any other Loan Document, with respect to the calculation of the financial covenant set forth in Section 6.1 of the Credit Agreement and the calculation of “Unfinanced Capital Expenditures” set forth in Exhibit 4.2(b) of the Credit Agreement, no amount paid as part of the Aggregate Purchase Price shall be deemed to be a capital expenditure for any applicable measurement period that includes the date of such payment.

(d) Agent and Lenders hereby agree that, notwithstanding anything to the contrary contained in the Credit Agreement or any other Loan Document, Borrower and Buyer shall have forty-five (45) days from the date hereof to have all deposit accounts opened by Buyer or, if in connection with the Groundmasters Acquisition, Borrower (in each case to the extent opened prior to or within thirty (30) days of the date hereof), covered by a Deposit Account Control Agreement (to the extent such deposit accounts are required to be covered by a Deposit Account Control Agreement pursuant to the terms of Section 5.19 of the Credit Agreement).

(e) The parties hereto hereby agree that the “Pro Forma EBITDA” attributable to the Target acquired in the Groundmasters Acquisition for twelve month period ending September 30, 2006 shall be $6,212,000. For purposes of the Credit Agreement where applicable, Pro Forma EBITDA of Target for the months set forth below shall be deemed to be as follows (numbers in parenthesis represent negative numbers):

Month	Pro Forma EBITDA
October 2005	$534,000
November 2005	$167,000
December 2005	$(295,000)
January 2006	$(204,000)
February 2006	$(37,000)
March 2006	$726,000
April 2006	$907,000
May 2006	$1,079,000
June 2006	$1,068,000
July 2006	$888,000
August 2006	$504,000
September 2006	$875,000
October 2006	Pro Forma EBITDA calculated in a manner consistent with the preceding months and reasonably acceptable to Agent

3. Amendments to Credit Agreement.

(a) With respect to subsection 1.1(c) of the Credit Agreement, (i) the first paragraph of subsection 1.1(c) of the Credit Agreement shall be amended by adding the clause “(or an Affiliate of Agent)” immediately after the word “Agent” appearing in such paragraph and (ii) the penultimate paragraph of subsection 1.1(c) of the Credit Agreement shall amended and restated in its entirety to read as follows:

Borrower shall give Agent and Issuing Lender at least ten (10) Business Days’ prior written notice specifying the date a Lender Letter of Credit or Letter of Credit Participation Agreement is to be issued, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the drawing terms for the Lender Letter of Credit or form of each letter of credit signed by the Borrower as applicant and account party. Borrower shall also, at least ten (10) Business Days prior to the requested issuance date, execute and deliver an application for such Lender Letter of Credit to the Issuing Lender on the form then customarily prescribed for such type of Lender Letter of Credit by the Issuing Lender.

(b) Subsection 1.8(d) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(d) Issuance of Securities. Immediately upon the receipt by Holdings, Borrower or any of the Subsidiaries of Borrower of the Net Issuance Proceeds of the issuance of equity securities or debt securities (other than Net Issuance Proceeds from the issuance of (i) debt securities in respect of Indebtedness permitted hereunder, (ii) equity securities to management, (iii) equity securities, the proceeds of which are used to finance Permitted Acquisitions and Capital Expenditures permitted hereunder, (iv) equity securities issued on the Closing Date, (v) provided no Event of Default has occurred and is continuing, equity securities issued after the Closing Date to Persons who are stockholders of Holdings on the Closing Date and (vi) equity securities of Holdings issued to the holder of the Groundmasters Seller Note upon exercise of the conversion rights thereunder in accordance with the terms thereof), Borrower shall deliver to Agent an amount equal to such Net Issuance Proceeds, net of underwriting discounts associated therewith, for application to the Loans in accordance with subsection 1.8(f).

(c) The lead in to subsection 2.2 of the Credit Agreement which reads “The obligation of each Lender to make any Loan and of the Agent to issue any Lender Letter of Credit or Letter of Credit Participation Agreement, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing or issuance date:” shall be amended and restated

in its entirety to read as follows:

The obligation of each Lender to make any Loan and of the Agent (or an Affiliate of Agent) or Issuing Lender to issue any Lender Letter of Credit or Letter of Credit Participation Agreement, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing or issuance date:

(d) Section 3.22 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

3.22 Related Agreements. As of the Closing Date, (i) each of the representations and warranties contained in each of the Purchase Agreement and the Senior Subordinated Notes Indenture made by Borrower is true, correct and complete in all material respects and (ii) each of the representations and warranties contained in the Recapitalization Agreement made by each of Borrower and Holdings is true, correct and complete in all material respects. As of October 31, 2006, (i) each of the representations and warranties contained in the Groundmasters Acquisition Agreement made by Groundmasters Acquisition Sub is true, correct and complete in all material respects and (ii) to the knowledge of Borrower, each of the representations and warranties contained in the Groundmasters Acquisition Agreement made by Persons other than Groundmasters Acquisition Sub is true, correct and complete in all material respects.

(e) Section 4.10 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

4.10 Use of Proceeds. The Borrower shall use the proceeds of the Loans solely as follows: (a) to partially refinance the Prior Indebtedness, (b) to pay costs and expenses of the Related Transactions and costs and expenses required to be paid pursuant to Section 2.1, (c) to consummate Permitted Acquisitions and (d) for working capital and other general corporate purposes not in contravention of any Requirement of Law and not in violation of this Agreement. The Borrower and Groundmasters Acquisition Sub shall use the proceeds of the Revolving Loans made on October 31, 2006 solely as permitted under Section 2(b) of the Consent and Third Amendment to Credit Agreement entered into on such date among Borrower, Holdings, Agent, Lenders and the other parties thereto.

(f) Section 5.5 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

5.5 Limitation on Indebtedness. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except, in each instance, provided the same is permitted, and solely to the extent permitted, under the Senior Subordinated Notes Indenture:

(a) Indebtedness incurred pursuant to this Agreement;

(b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 5.9;

(c) Indebtedness existing on the Closing Date and set forth in Schedule 5.5 including extensions and refinancings thereof which do not increase the principal amount of such Indebtedness as of the date of such extension or refinancing;

(d) Indebtedness not to exceed $5,000,000 in the aggregate at any time outstanding, consisting of Capital Lease Obligations or secured by Liens permitted by subsection 5.1(h);

(e) unsecured intercompany Indebtedness permitted pursuant to subsection 5.4(b);

(f) Subordinated Indebtedness not to exceed $150,000,000 in the aggregate principal amount at any time outstanding evidenced by the Senior Subordinated Notes issued pursuant to the Senior Subordinated Notes Indenture, plus interest paid in kind and capitalized interest;

(g) other unsecured Indebtedness not exceeding in the aggregate at any time outstanding $3,000,000;

(h) Indebtedness for bank overdrafts incurred in the Ordinary Course of Business that are promptly repaid;

(i) to the extent constituting Indebtedness, obligations secured by Liens permitted under subsection 5.1(e);

(j) to the extent constituting Indebtedness, purchase price adjustments in connection with Permitted Acquisitions or under the Groundmasters Acquisition Agreement; and

(k) Subordinated Indebtedness not to exceed $5,000,000 in the aggregate principal amount at any time outstanding (plus interest paid in kind, plus capitalized interest, less principal payments from time to time made thereon and less principal amounts converted to equity interests of Holdings pursuant to the terms thereof) evidenced by the Groundmasters Seller Note issued pursuant to the Groundmasters Acquisition Agreement.

(g) Subsection 5.9(f) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(f) Contingent Obligations arising with respect to customary indemnification obligations in favor of (i) sellers in connection with Permitted Acquisitions (including, without limitation, the Groundmasters Acquisition Agreement), (ii) purchasers in connection with transactions permitted under Section 5.2 and (iii) officers and directors of the Borrower and any of its Subsidiaries;

(h) Subsection 5.11(d) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(d) pay, as and when due and payable, (i) regularly scheduled payments of interest, and, if the scheduled maturity of the Loans is extended beyond the stated maturity of the Senior Subordinated Notes, regularly scheduled payments of principal at maturity on the Subordinated Indebtedness evidenced by the Senior Subordinated Notes to the extent permitted under the subordination terms set forth in the Senior Subordinated Notes Indenture and (ii) regularly scheduled payments of interest and principal on any other Subordinated Indebtedness (including, without limitation, regularly scheduled payments of interest and principal due and payable on the Groundmasters Seller Note pursuant to the terms thereof as in effect on the date hereof) to the extent permitted under the subordination terms with respect thereto;

(i) Subsection 5.15(b) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(b) Borrower shall not, and shall not permit any of its Subsidiaries directly or indirectly to, change or amend the terms of any Subordinated Indebtedness in violation of the subordination provisions governing same or if the effect of such amendment is to: (i) increase the interest rate on such Indebtedness other than, with respect to the Senior Subordinated Notes, in accordance with Section 4 of the Registration Rights Agreement as in effect on the Closing Date; (ii) shorten the dates upon which payments of principal or interest are due on such Indebtedness; (iii) add or change in a manner adverse to Borrower any event of default or add or make more restrictive any covenant with respect to such Indebtedness; (iv) change in a manner adverse to Borrower or the Lenders the prepayment provisions of such Indebtedness; (v) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); or (vi) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to Borrower, any of its Subsidiaries, Agent or Lenders.

(j) Subsection 7.1(n) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(n) Invalidity of Subordination Provisions. The subordination provisions of the Senior Subordinated Notes Indenture, the Groundmasters Seller Note or any agreement or instrument governing any Subordinated Indebtedness shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or Holdings or any of its Subsidiaries shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason, shall not have the priority contemplated by this Agreement or such subordination provisions.

(k) Section 8.7 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

8.7 Indemnification. Whether or not the transactions contemplated hereby shall be consummated, upon demand therefor the Lenders shall indemnify the Agent and each Affiliate of Agent issuing Lender Letters of Credit or Letter of Credit Participation Agreements (in each instance, to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans and the termination or resignation of the Agent) be imposed on, incurred by or asserted against the Agent or such Affiliate in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent (or such Affiliate) under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment to the Agent (or such Affiliate) of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Agent’s (or such Affiliate’s) gross negligence or willful misconduct. In addition, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. Without limiting the generality of the foregoing, if the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section 8.7, together with all related costs and expenses (including Attorney Costs). The obligation of the Lenders in this Section 8.7 shall survive the payment of all Obligations hereunder.

(l) Section 9.5 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

9.5 Indemnity. Whether or not the transactions contemplated hereby shall be consummated, the Borrower shall indemnify, defend and hold harmless each Lender, the Agent, each Affiliate of Agent issuing a Lender Letter of Credit or Letter of Credit Participation Agreement and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an “Indemnified Person”) from and against any and all liabilities, obligations, actual losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including, Attorney Costs):

(a) subject to the limitations contained in subsection 9.4(b), of any kind or nature whatsoever with respect to any investigation, litigation, action, suit or proceeding (including any Insolvency Proceeding or appellate proceeding) related to this Agreement or the Loans, or the transactions contemplated hereby or thereby, or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto; and

(b) which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any Property of Borrower or any of its Subsidiaries;

(all the foregoing, collectively, the “Indemnified Liabilities”); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent arising from the gross negligence, willful misconduct or bad faith of such Indemnified Person or its officers, employees, agents and attorneys-in-fact, as determined by a court of competent jurisdiction.

No action taken by legal counsel chosen by the Agent or any Lender in defending against any investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or any way impair the Borrower’s obligation and duty hereunder to indemnify and hold harmless the Agent and each Lender. In no event shall any site visit, observation, or testing by the Agent or any Lender (or any contractee of the Agent or any Lender) be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under, the site, or that there has been or shall be compliance with any Environmental Law. Neither the Borrower nor any other Person is entitled to rely on any site visit, observation, or testing by the Agent or any Lender. Neither the Agent nor any Lender owes any duty of care to protect the Borrower or any other Person against, or to inform the Borrower or any other Person of, any Hazardous Materials or any other adverse condition affecting any site or Property. Neither the Agent nor any Lender shall be obligated to disclose to the Borrower or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Agent or any Lender.

The obligations in this Section 9.5 shall survive payment of all other Obligations. At the election of any Indemnified Person, the Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person’s sole discretion, at the sole cost and expense of the Borrower. All amounts owing under this Section 9.5 shall be paid within thirty (30) days after demand.

(m) The defined terms “Groundmasters Acquisition Agreement”, “Groundmasters Acquisition Sub” and “Groundmasters Seller Note” shall each be added to Section 11.1 of the Credit Agreement in proper alphabetical order to read as follows:

“Groundmasters Acquisition Agreement” means that certain Asset Purchase Agreement dated as of October 31, 2006 among Borrower, Groundmasters Acquisition Sub, Groundmasters, Inc., an Ohio corporation, Groundmasters, LLC, an Ohio limited liability company, and Michael G. Rorie, an individual.

“Groundmasters Acquisition Sub” means Brickman Bengals, LLC, a Delaware limited liability company.

“Groundmasters Seller Note” means that certain 8.00% Junior Subordinated Convertible Note in the original aggregate principal amount of $5,000,000 issued by Borrower to Groundmasters, Inc. pursuant to the Groundmasters Acquisition Agreement, including all notes issued in exchange or substitution therefor but specifically excluding any equity interests of Holdings issued upon conversion of such promissory note pursuant to the terms thereof.

(n) The defined terms “Aggregate Revolving Loan Commitment”, “Issuing Lender”, “Letter of Credit Participation Liability”, “Related Agreements”, “Related Transactions” and “Subordinated Indebtedness” set forth in Section 11.1 of the Credit Agreement shall each be amended and restated in its entirety to read as follows:

“Aggregate Revolving Loan Commitment” means the combined Revolving Loan Commitments of the Lenders, which shall be in the amount of $30,000,000 from the Closing Date to October 31, 2006 and $65,000,000 on and after October 31, 2006, as such amount may be reduced from time to time pursuant to this Agreement.

“Issuing Lender” means any Lender selected by Borrower and reasonably acceptable to Agent, or, if applicable, an Affiliate of Agent, in its capacity as an issuer of one or more Lender Letters of Credit hereunder and as the representative party for the Lenders under Letter of Credit Participation Agreements; provided that Harris shall be initially designated as Issuing Lender with respect to certain Lender Letters of Credit. If at any time no Lender shall have been selected as Issuing Lender, Antares (or, if Agent elects, an Affiliate of Agent) shall be the Issuing Lender until such time as any other Lender is selected as Issuing Lender. For purposes of this Agreement, the term “Lender” shall include the Issuing Lender.

“Letter of Credit Participation Liability” means, as to each Lender Letter of Credit and each Letter of Credit Participation Agreement, all reimbursement obligations and all other liabilities of Borrower or any of its Subsidiaries to Agent and the Lenders in connection with the Lender Letter of Credit or to the obligee with respect to the transaction for which the Letter of Credit Participation Agreement was issued, whether contingent or otherwise, including with respect to any letter of credit: (a) the amount available to be drawn or which may become available to be drawn; (b) without duplication, all amounts which have been paid or made available by the issuing bank or by the Agent (or an Affiliate of Agent) under such Lender Letter of Credit or Letter of Credit Participation Agreement, in each instance, to the extent not reimbursed; and (c) all unpaid interest, fees and expenses.

“Related Agreements” means the Senior Subordinated Notes Indenture, the Senior Subordinated Notes, the Recapitalization Agreement, the Indemnity Agreement, the Class L Purchase Agreement, the Purchase Agreement, the Registration Rights Agreement, the Groundmasters Acquisition Agreement and the Groundmasters Seller Note.

“Related Transactions” means the transactions contemplated by the Related Agreements and includes, without limitation, the funding of the Senior Subordinated Notes, the Recapitalization, the acquisition by Sponsor of capital stock of Holdings pursuant to the Class L Purchase Agreement and the consummation of the transactions contemplated in the Groundmasters Acquisition Agreement.

“Subordinated Indebtedness” means the Indebtedness of Borrower or any of its Subsidiaries which is subordinated in right of payment to the Obligations including, without limitation, Indebtedness evidenced by the Senior Subordinated Notes and Indebtedness evidenced by the GoundMasters Seller Note.

(o) Schedule 1.1(b) to the Credit Agreement shall be amended and restated in its entirety to read as Schedule 1.1(b) to the Credit Agreement attached hereto as Exhibit A.

4. Conditions. The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent (the date such conditions precedent are satisfied being referred to as the “Effective Date”):

(a) the execution and delivery of this Amendment by each Loan Party, Agent and each Lender;

(b) all representations and warranties contained in Section 5 of this Amendment being true, correct and complete;

(c) no Default or Event of Default under any Loan Document has occurred and is continuing, and no Default or Event of Default would arise under any Loan Document after giving effect to the transactions contemplated by this Amendment;

(d) each Lender that has agreed to increase its Revolving Loan Commitment pursuant to this Amendment shall have received a replacement Revolving Note issued by Borrower to such Lender which evidences such Lender’s aggregate Revolving Loan Commitment after giving effect to this Amendment;

(e) payment by Borrower of all reasonable out-of-pocket costs and expenses of Agent incurred in connection with the preparation, due diligence and negotiation of this Amendment and all agreements, documents and instruments entered into by a Loan Party in connection herewith (including all Attorney Costs incurred by Agent);

(f) Borrower shall have delivered to Agent evidence reasonably satisfactory to Agent that Borrower is in compliance with the financial covenants set forth in Article VI of the Credit Agreement for the most recently ended fiscal quarter, recomputed on a pro forma basis to give effect to the transactions contemplated herein;

(g) receipt by Agent of evidence reasonably acceptable to Agent that all necessary corporate action on the part of each Loan Party has been taken to approve the consummation of the Groundmasters Acquisition, the increase in the Aggregate Revolving Loan Commitment and borrowing of all Revolving Loans hereunder, and the other transactions contemplated herein applicable to such Loan Party and this Amendment;

(h) the Groundmasters Acquisition shall have been consummated simultaneously herewith on the Effective Date in material compliance with all Requirements of Law and the terms and provisions of the Groundmasters Acquisition Agreement without waiver of any material term or condition thereof which has not been approved by Agent;

(i) Borrower shall have delivered to Agent a Borrowing Base Certificate, prepared on a pro forma basis to give effect to the transactions contemplated herein, setting forth the Borrowing Base of Borrower as at the date hereof;

(j) Borrower shall have complied, to Agent’s reasonable satisfaction, with the requirements set forth in Section 4.11(b) of the Credit Agreement; and

(k) Agent shall have received such other approvals, opinions, documents or materials as it shall have reasonably requested.

5. Representations and Warranties. Each Loan Party hereby represents and warrants to Agent and each Lender as follows:

(a) Each Loan Party is a corporation or limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable;

(b) Each Loan Party has the power and authority to execute, deliver and perform its obligations under this Amendment;

(c) the execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate action;

(d) this Amendment constitutes the legal, valid and binding obligation of each Loan Party, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability;

(e) no Default or Event of Default exists or would arise after giving effect to this Amendment, the consummation of the transactions contemplated by the Groundmasters Acquisition Agreement or the borrowing of the Revolving Loans as contemplated in Section 2(b) above;

(f) this Amendment (assuming same is in full force and effect) shall not, and the consummation of any amendment, agreement or transaction contemplated herein shall not, cause a breach of, or other default or event of default under, the Holdings Credit Agreement or the Senior Subordinated Notes Indenture;

(g) after giving effect to all transactions contemplated herein, the Maximum Revolving Loan Balance shall exceed the outstanding principal balance of Revolving Loans by not less than $5,000,000; and

(h) after giving effect to the transactions contemplated herein, including, without limitation, the Groundmasters Acquisition, each of the representations and warranties of the Loan Parties contained in the Credit Agreement and other Loan Documents shall be true and correct in all respects on and as of the Effective Date, with the same effect as if made on and as of the Effective Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all respects as of such earlier date).

6. No Waiver. Nothing contained herein shall be deemed to (i) except as expressly set forth herein, constitute a waiver of (x) any Default, Event of Default or any other term or condition contained in the Credit Agreement or any other Loan Document or (y) any rights, claims and/or remedies available to Agent or any Lender under the Credit Agreement, the other Loan Documents and/or applicable law (all of which Agent and each Lender expressly reserve); (ii) except as expressly set forth herein, amend any term or provision in the Credit Agreement or the other Loan Documents; or (iii) constitute a course of conduct or dealing among the parties hereto. Except as amended hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

7. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument. Any facsimiled or photocopied signatures hereto shall be deemed an original signature, which hereby may be relied upon by any Person and shall be binding on the respective signor.

8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Borrower and each Loan Party and their successors and assigns and the Agent and the Lenders and their successors and permitted assigns.

9. Further Assurance. Each Loan Party hereby agrees from time to time, as and when requested by the Agent or any Lender, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Agent or any Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment, the Credit Agreement and the Loan Documents.

10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

11. Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

12. Reaffirmation. Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Borrower’s Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Loan Parties hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect, as amended hereby, and is hereby ratified and reaffirmed.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

LOAN PARTIES:

THE BRICKMAN GROUP, LTD., a Delaware corporation

By:	/s/ Mark A. Hielle
Name:	Mark A. Hielle
Title:	Executive Vice President

BRICKMAN GROUP HOLDINGS, INC., a Delaware corporation

By:	/s/ Mark A. Hielle
Name:	Mark A. Hielle
Title:	Executive Vice President

BRICKMAN GROUP LLC, a Delaware limited liability company

By:	/s/ Mark A. Hielle
Name:	Mark A. Hielle
Title:	Executive Vice President

BRICKMAN BENGALS, LLC, a Delaware limited liability company

By:	/s/ Mark A. Hielle
Name:	Mark A. Hielle
Title:	Executive Vice President

Consent and Third Amendment to Credit Agreement

AGENT AND LENDERS:

ANTARES CAPITAL CORPORATION, a Delaware corporation, as Agent and a Lender

By:	/s/ Eric Hansen
Name:	Eric Hansen:
Title:	Director

Consent and Third Amendment to Credit Agreement

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:	/s/ Eric Hansen
Name:	Eric Hansen
Title:	Managing Director

Consent and Third Amendment to Credit Agreement

LASALLE BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Andrew Kahlenberg
Name:	Andrew Kahlenberg
Title:	Vice President

Consent and Third Amendment to Credit Agreement

HARRIS N.A., as a Lender

By:	/s/ Mark Pieros
Name:	Mark Pieros
Title:	Managing Director

Consent and Third Amendment to Credit Agreement

FIRSTRUST BANK, as a Lender

By:	/s/ Bryan T. Denney
Name:	Bryan T. Denney
Title:	Vice President

Consent and Third Amendment to Credit Agreement

ING PRIME RATE TRUST, as a Lender

By:	ING Investment Management Co., as its investment manager

	By:	/s/ Robert Wilson
	Name:	Robert Wilson
	Title:	Senior Vice President

ING SENIOR INCOME FUND, as a Lender

By:	ING Investment Management Co., as its investment manager

	By:	/s/ Robert Wilson
	Name:	Robert Wilson
	Title:	Senior Vice President

Consent and Third Amendment to Credit Agreement

DENALI CAPITAL CLO II, LTD., as a Lender

By:	DC Funding Partners LLC, its portfolio manager

	By:	Denali Capital LLC, its managing member

		By:	/s/ John P. Thacker
		Name:	John P. Thacker
		Title:	Chief Credit Officer

DENALI CAPITAL CLO III, LTD., as a Lender

By:	DC Funding Partners LLC, its portfolio manager

	By:	Denali Capital LLC, its managing member

		By:	/s/ John P. Thacker
		Name:	John P. Thacker
		Title:	Chief Credit Officer

Consent and Third Amendment to Credit Agreement

The BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee of the Antares Funding Trust created under the Trust Agreement dated as of November 30, 1999, as a Lender

By:	/s/ Leslie Hundley
Name:	Leslie Hundley
Title:	Assistant Vice President

Consent and Third Amendment to Credit Agreement

LONG LANE MASTER TRUST IV, as a Lender

By:	Fleet National Bank, as Trust Administrator

	By:	/s/ Christina L. Ramseur
	Name:	Christina L. Ramseur
	Title:	Authorized Agent

HARBOUR TOWN FUNDING LLC, as a Lender

	By:	/s/ Christina L. Ramseur
	Name:	Christina L. Ramseur
	Title:	Authorized Agent

RACE POINT CLO, LIMITED, as a Lender

By:	Sankaty Advisors, LLC, as Collateral Manager

	By:	/s/ Alan K. Halfenger
	Name:	Alan K. Halfenger
	Title:	Chief Compliance Officer and
Assistant Secretary

CASTLE HILL I – INGOTS, LTD., as a Lender

By:	Sankaty Advisors, LLC, as Collateral Manager

	By:	/s/ Alan K. Halfenger
	Name:	Alan K. Halfenger
	Title:	Chief Compliance Officer and
Assistant Secretary

CASTLE HILL II – INGOTS, LTD., as a Lender

By:	Sankaty Advisors, LLC, as Collateral Manager

	By:	/s/ Alan K. Halfenger
	Name:	Alan K. Halfenger
	Title:	Chief Compliance Officer and Assistant Secretary

Consent and Third Amendment to Credit Agreement

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrator for Merritt CLO Holding LLC

By:	/s/ Dwayne L. Coke
Name:	Dwayne L. Coke
Title:	Duly Authorized Signatory

Consent and Third Amendment to Credit Agreement

EXHIBIT A

Schedule 1.1(b) to Credit Agreement

(see attached)

Consent and Third Amendment to Credit Agreement

Schedule 1.1(b)

Revolving Loan Commitments

Antares Capital Corporation	$42,250,000.00
General Electric Capital Corporation	$7,250,000.00
LaSalle Bank National Association	$7,250,000.00
Harris N.A.	$5,800,000.00
Firstrust Bank	$2,450,000.00

Consent and Third Amendment to Credit Agreement